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                                                                    Exhibit 2


                              AGREEMENT OF MERGER


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                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER ("Merger Agreement"), dated as of August 20, 1998, by and between WORTHINGTON INDUSTRIES, INC., a Delaware corporation ("WII
DELAWARE"), and WORTHINGTON INDUSTRIES, INC., an Ohio corporation ("WII OHIO").
WII DELAWARE and WII OHIO are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                  WITNESSETH:

     WHEREAS, the authorized capital stock of WII OHIO consists of 150,000,000
Common Shares, each without par value, 1,000 of which are issued and outstanding and owned by WII DELAWARE; 500,000 Class A Preferred Shares, each without par value, none of which have been issued; and 500,000 Class B Preferred Shares, each without par value, none of which have been issued; and

     WHEREAS, WII DELAWARE, as the sole shareholder of WII OHIO, desires to effect a merger of WII DELAWARE with and into WII OHIO pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Ohio (the "OGCL"); and

     WHEREAS, the respective Boards of Directors of WII DELAWARE and WII OHIO have determined that it is advisable and in the best interest of each of such corporations that WII DELAWARE merge with and into WII OHIO upon the terms and subject to the conditions herein provided; and

     WHEREAS, the Board of Directors of WII OHIO has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers; and

     WHEREAS, the Board of Directors of WII DELAWARE has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the stockholders of WII DELAWARE;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that WII DELAWARE shall be merged with and into WII OHIO and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. SURVIVING CORPORATION. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the OGCL, at the Effective Time (as defined in Section 1.07 hereof), WII DELAWARE shall be merged with and into WII OHIO (the "Merger"). WII OHIO shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of WII DELAWARE shall cease.

     SECTION 1.02. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL and Section 259 of the DGCL.

     SECTION 1.03. ARTICLES OF INCORPORATION. As of the Effective Time, the
Articles of Incorporation of WII OHIO, as in effect immediately prior to the Effective Time, shall be amended and replaced in their entirety by the Amended
Articles of Incorporation attached hereto as Annex I, which Amended Articles of Incorporation shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

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     SECTION 1.04. REGULATIONS. As of the Effective Time, the Regulations of WII
OHIO, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the articles of incorporation of the
Surviving Corporation and applicable law.

     SECTION 1.05. DIRECTORS OF THE SURVIVING CORPORATION. At and after the
Effective Time and until changed in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the number of directors of WII DELAWARE immediately prior to the Effective Time.
At the Effective Time, each person who is a director of WII DELAWARE immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of WII
DELAWARE and until his or her successor is duly elected and qualified in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

     SECTION 1.06. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of WII DELAWARE immediately prior to the Effective
Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he or she held in WII DELAWARE immediately prior to the Effective Time.

     SECTION 1.07. EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1701.81 of the OGCL and Sections 252, 253 and 103 of the DGCL, upon the later to occur of (a) completion of the filing of a certificate of merger with the Secretary of State of the State of Ohio, and
(b) completion of the filing of a certificate of merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     SECTION 1.08. CUMULATIVE VOTING. At and after the Effective Time, no holder of shares of WII OHIO shall be entitled to vote cumulatively in the election of directors.

     SECTION 1.09. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving
Corporation, title to and possession of any property or right of WII DELAWARE acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, WII DELAWARE and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary and proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of WII
DELAWARE or otherwise to take any and all such action.

                                   ARTICLE II

                 MANNER, BASIS AND EFFECT OF CONVERTING SHARES

     SECTION 2.01. CONVERSION OF SHARES. At the Effective Time:

          (a) Each share of Common Stock, par value $0.01 per share (the "WII
     Delaware Shares"), of WII Delaware issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be

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     converted into one fully paid and nonassessable Common Share, without par value (the "WII Ohio Common Shares"), of WII OHIO; and

          (b) Each WII Delaware Share held in the treasury of WII DELAWARE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of WII DELAWARE, be converted into one fully paid and nonassessable WII Ohio Common Share and shall be held in the treasury of the Surviving Corporation; and

          (c) Each WII Ohio Common Share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and shall not be converted into shares of the Surviving
     Corporation or the right to receive cash or any other property.

     SECTION 2.02. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding WII Delaware Shares (a "Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of WII Ohio
Common Shares into which the WII Delaware Shares represented by such Delaware
Certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of WII DELAWARE or its transfer agent immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the WII Ohio Common Shares into which the WII Delaware Shares represented by any such Delaware Certificate have been converted pursuant to Section 2.01 hereof.

     SECTION 2.03. EXCHANGE OF CERTIFICATES. Each holder of a Delaware
Certificate shall, upon the surrender of such Delaware Certificate to WII Ohio or its transfer agent for cancellation after the Effective Time, be entitled to receive from WII OHIO or its transfer agent a certificate (an "Ohio
Certificate") representing the number of WII Ohio Common Shares into which the WII Delaware Shares represented by such Delaware Certificate have been converted pursuant to Section 2.01 hereof. If any such Ohio Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Delaware Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Ohio Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establish to the satisfaction of WII OHIO or its transfer agent that such tax has been paid or is not applicable.

     SECTION 2.04. STOCK PLANS.

     (a) Each option to purchase WII Delaware Shares granted under the Worthington Industries, Inc. Amended 1980 Stock Option Plan, as amended (the
"1980 Plan"), the Worthington Industries, Inc. 1990 Stock Option Plan (the "1990
Plan") or the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the
"1997 Plan") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of WII Ohio Common Shares as the number of WII Delaware Shares which were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the 1980 Plan, the 1990 Plan and the 1997 Plan a number of WII Ohio Common Shares equal to the number of WII Delaware Shares reserved by WII DELAWARE for issuance under the 1980 Plan, the 1990 Plan and the 1997 Plan as of the Effective Time. As of the Effective Time, WII OHIO hereby assumes the 1980 Plan, the 1990 Plan and the 1997 Plan and all obligations of WII DELAWARE under the 1980 Plan, the 1990 Plan and the 1997 Plan including the outstanding options and other awards granted pursuant thereto.

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     (b) The Worthington Industries, Inc. Deferred Profit Sharing Plan (the
"Profit Sharing Plan") shall become an identical plan of the Surviving
Corporation at the Effective Time, automatically and without further act of either of the Constituent Corporations or any participant thereunder, and each person who is a participant under the Profit Sharing Plan shall thereafter continue to participate thereunder upon identical terms and conditions;
provided, however, that at and after the Effective Time, each right to acquire
WII Delaware Shares shall thereafter be a right to acquire WII Ohio Common
Shares.

     SECTION 2.05. INDENTURE. As of the Effective Time, WII OHIO hereby assumes all of the obligations of WII DELAWARE under the Indenture, dated as of May 15, 1996, as supplemented, of WII DELAWARE to PNC Bank, Ohio, National Association, as Trustee, and the Notes issued thereunder.

     SECTION 2.06. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. As of the
Effective Time, WII OHIO hereby assumes all of the obligations of WII DELAWARE under the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase
Plan.

                                  ARTICLE III

                APPROVAL; AMENDMENT; TERMINATION; MISCELLANEOUS

     SECTION 3.01. APPROVAL. This Merger Agreement shall be submitted for approval by the stockholders of WII DELAWARE at a meeting of such stockholders.

     SECTION 3.02. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent
Corporations, after authorization of such action by the Boards of Directors of the Constituent Corporations, at any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares or other property to be received by the holders of any class or series of shares of either of the Constituent Corporations in the Merger, (b) alter or change any term of the Amended Articles of Incorporation or Regulations of WII OHIO, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of either of the Constituent Corporations.

     SECTION 3.03. ABANDONMENT. At any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either WII OHIO or WII DELAWARE, or both, notwithstanding approval of this Merger Agreement by the stockholders of WII
DELAWARE.

     SECTION 3.04. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

     SECTION 3.05. DESIGNATED AGENT IN DELAWARE. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of WII DELAWARE, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other

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proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:
                  Dale T. Brinkman, Esq.
                  1205 Dearborn Drive
                  Columbus, OH 43085-4769

     IN WITNESS WHEREOF, WII DELAWARE and WII OHIO have caused this Merger
Agreement to be signed by their respective duly authorized officers as of the date first above written.

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
                                                         WORTHINGTON INDUSTRIES, INC.,
Attest:                                                  an Ohio corporation

By: /s/ Dale T. Brinkman                                 By: /s/ Donal H. Malenick
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   Dale T. Brinkman,
   Assistant Secretary                                   Its: President
                                                         --------------------------------------------------

                                                         WORTHINGTON INDUSTRIES, INC.,
Attest:                                                  a Delaware corporation

By: /s/ Dale T. Brinkman                                 By: /s/ Donal H. Malenick
  ------------------------------------------------       --------------------------------------------------
   Dale T. Brinkman,
   Assistant Secretary                                   Its: President
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

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